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                                                             EXHIBIT 23.3

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3, No. 33-00000) and related Prospectus of ProNet Inc. for the registration of 2,000,000 shares of its common stock and to the incorporation by reference therein of our report dated September 17, 1993, with respect to the consolidated financial statements of Contact Communications, Inc. and its Affiliated Companies included in ProNet Inc.'s Current Report on Form 8-K/A dated May 12, 1994, both filed with the Securities and Exchange Commission.




                           /s/ SCHNEIDER, EHRLICH & WENGROVER
                           ----------------------------------
                           Schneider, Ehrlich & Wengrover
                           (successor firm to Hiltzik, Schneider, Ehrlich & Co.)

July 19, 1995
Great Neck, New York